Exhibit (b)(1)


     UBS AG                                                UBS WARBURG LLC
     Stamford Branch                                       299 Park Avenue
     677 Washington Boulevard                     New York, New York 10171
     Stamford, Connecticut 06901


                                                                  April 10, 2002


Whitney & Co., LLC
177 Broad Street
Stamford, Connecticut 06901
Attention:  Peter M. Castleman

Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, California 94111
Attention:  Jesse Rogers

                                Commitment Letter
                                -----------------


Ladies and Gentlemen:

               Whitney & Co., LLC and Golden Gate Private Equity, Inc. (collectively, "you" or "Sponsor") have advised UBS AG, Stamford Branch ("UBS") and UBS Warburg LLC ("UBSW" and, together with UBS, "we" or "us") that you intend to form a corporation or limited liability company ("AcquisitionCo") that proposes to acquire (the "Acquisition") all of the equity interests of Herbalife International, Inc. (the "Acquired Business"), pursuant to a merger agreement among AcquisitionCo, a to be formed wholly owned subsidiary of AcquisitionCo ("AcquisitionSub") and the Acquired Business. The Acquisition will be effected by the merger of AcquisitionSub with and into the Acquired Business, with the Acquired Business surviving the merger (the "Merger"). For the purposes of the loan facilities described herein, the borrower will be a wholly owned U.S. subsidiary of AcquisitionCo designated by AcquisitionCo and reasonably acceptable to UBS and UBSW ("Borrower"). All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Letter") are references to United States dollars.

               We understand that the sources of funds required to fund the Acquisition and Merger consideration, to repay existing indebtedness of the Acquired Business and its subsidiaries of up to $10.6 million (the "Refinancing"), to pay fees, commissions and expenses of up to $66.7 million in connection with the Transactions (as defined below) and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Transactions will include (a) senior secured credit facilities consisting of (i) a senior secured term loan facility to Borrower of $165.0 million, of which not more than $165.0 million will be drawn immediately after giving effect to the Transactions (the "Term Loan Facility"), as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the "Bank Term Sheet"), and (ii) a senior secured revolving credit facility to Borrower of $25.0 million, of which none will be drawn immediately after giving effect to the Transactions (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "Bank Facilities"), as described in the Bank Term Sheet, (b) the issuance by Borrower of up to $238.0 million aggregate gross proceeds of unsecured senior subordinated notes (the "Notes") pursuant to a public offering or Rule 144A or other private placement (the "Notes Offering") or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Borrower of up to $238.0 million under a senior subordinated unsecured bridge facility (the "Bridge Facility" and, together with the Bank Facilities, the "Facilities") as described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the "Bridge Term Sheet" and, together with the Bank Term Sheet, the "Term Sheets"),
(c) equity investments in AcquisitionCo (the "Equity Financing") of not less than $176.0 million by Sponsor (including any of their affiliates) and one or more other investors reasonably satisfactory to us (the "Equity Investors") on terms and conditions reasonably satisfactory to us, and (d) $174.0 million of existing cash balances available at the Acquired Business and its subsidiaries. The Sources and Uses are summarized on Annex IV attached hereto. No other financing is expected to be required for the uses described above. As used herein, the term "Transactions" means the Acquisition, the Merger, the Refinancing, the initial borrowings under the Bank Facilities, the Notes Offering and the issuance of the Notes (or the borrowing under the Bridge Facility, as the case may be), the Equity Financing and the payments of fees, commissions and expenses in connection with each of the foregoing.

          Commitments.
          -----------


               You have requested that UBS commit to provide the Facilities and that UBSW agree to structure, arrange and syndicate the Facilities.

               UBS is pleased to advise you of its commitment to provide the entire amount of the Bank Facilities to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and Annex III attached hereto. The commitment of UBS and each other Bank Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bank Documentation") with respect to the Bank Facilities reasonably satisfactory to UBS and the other Bank Lenders reflecting, among other things, the terms and conditions set forth in the Bank Term Sheet, in Annex III attached to this Commitment Letter and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Bank Facilities (the "Bank Fee Letter"). In addition, UBS is pleased to advise you of its commitment to provide the entire amount of the Bridge Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and Annex III attached hereto (it being acknowledged that at any time prior to 5:00 p.m., New York City time, on April 15, 2002, Whitney & Co., LLC and/or its affiliates may commit in writing to participate in up to $55.0 million of the Bridge Facility on the terms and conditions set forth in the Bridge Term Sheet, which shall reduce the amount of UBS's commitments in respect of the Bridge Facility on a dollar for dollar basis). The commitment of UBS and each other Bridge Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bridge Documentation" and, together with the Bank Documentation, the "Financing Documentation") with respect to the Bridge Facility reasonably satisfactory to UBS and the other Bridge Lenders reflecting, among other things, the terms and condi-tions set forth in the Bridge Term Sheet, in Annex III attached to this Commitment Letter and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Bridge Facilities (the "Bridge Fee Letter" and, together with the Bank Fee Letter, the "Fee Letters"). You agree that the closing date of the Acquisition and the Merger and the concurrent closing of the Facilities and, if applicable, the Notes Offering (the "Closing Date") shall be a date mutually agreed upon between you and us, but in any event shall not occur until the terms and conditions hereof, in Annex III attached hereto and in the Term Sheets (including the conditions to initial funding) have been satisfied or have been waived by us in writing.

          Syndication.
          -----------


               It is agreed that UBSW will act as the sole and exclusive advisor, arranger and bookmanager for the Facilities, and will exclusively manage the syndication of the Facilities, and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Facilities outside the terms contained herein and in the applicable Fee Letter in order to obtain its commitment to participate in such Facilities, in each case unless you and we so agree. It is hereby acknowledged that CIBC World Markets may participate in the Facilities on terms and conditions satisfactory to us.

               UBS reserves the right, prior to or after execution of the Bank Documentation, and in consultation with Sponsor, to syndicate all or a portion of its commitment to one or more institutions that will become parties to the Bank Documentation (UBS and the institutions becoming parties to the Bank Documentation, the "Bank Lenders"). UBS also reserves the right, prior to or after the execution of the Bridge Documentation, and in consultation with Sponsor, to syndicate all or a portion of its commitment to one or more institutions that will become parties to the Bridge Documentation (UBS and the institutions that will become parties to the Bridge Documentation, the "Bridge Lenders," and, together with the Bank Lenders, the "Lenders"). Upon any such additional Lender issuing its commitment to provide a portion of any of the Facilities, UBS shall be released from a portion of its commitment in respect of such Facilities in an aggregate amount equal to the commitment of such Lender. You agree actively to, and to use commercially reasonable efforts to cause the Acquired Business to, assist UBSW in achieving a timely syndication of the Facilities that is reasonably satisfactory to UBSW and the Lenders participating in such Facilities.

               UBSW will exclusively manage all aspects of the syndication of the Facilities in consultation with you, including selection of additional Lenders, determination of when UBSW will approach potential additional Lenders, any naming rights and the final allocations of the commitments in respect of the Facilities among the additional Lenders. To assist UBSW in its syndication efforts and to assist the Investment Bank referred to in the Bridge Fee Letter (the "Investment Bank") in its marketing efforts, you agree (a) promptly to prepare and provide (and to use commercially reasonable efforts to cause the Acquired Business and your and their representatives to prepare and provide) all financial and other information as we may reasonably request with respect to Borrower, the Acquired Business, their respective subsidiaries, the Transactions and any other transactions contemplated hereby, including but not limited to financial projections (the "Projections") relating to the foregoing,

(b) to use commercially reasonable efforts to ensure that the syndication efforts benefit materially from existing lending relationships of Sponsor, the Acquired Business and their respective subsidiaries, (c) to make available to prospective Lenders senior management and advisors of Sponsor, and to use commercially reasonable efforts (including, without limitation, incorporating and enforcing contractual undertakings related thereto in the agreements relating to the Merger) to make available to prospective Lenders senior management and advisors of the Acquired Business and their respective subsidiaries, (d) to host, with UBSW, one or more meetings with prospective Lenders under each of the Bridge Facility and the Bank Facilities, (e) to assist, and to use commercially reasonable efforts (including, without limitation, incorporating and enforcing contractual undertakings related thereto in the agreements relating to the Merger) to cause the Acquired Business and your and its advisors to assist, UBSW in the preparation and delivery to UBS and UBSW, no later than 45 days prior to the Closing Date (or such longer period as may be deemed necessary by UBS and UBSW), offering materials relating to each of the Facilities and to securities issuances or other financing arrangements for refinancing the Bridge Facility, together with confidential information memoranda, high yield "road show" materials and other customary offering documentation to assist UBS and UBSW in their efforts to market each of the Facilities and the financing arrangements for refinancing of the Bridge Facility, in each case in form and substance satisfactory to UBS and UBSW, (f) to obtain, at your expense, ratings of the Facilities and the Notes from rating agencies selected by UBSW and to participate actively in the process of securing such ratings, including having your senior management and the senior management of the Acquired Business meet with such rating agencies, and (g) to provide, or cause to be provided, to the Investment Bank at least the same level of assistance as is required in connection with the syndication of the Facilities as set forth above, including, without limitation, assisting in preparation of road show materials and making senior management of the Acquired Business, and using commercially reasonable efforts to make the Acquired Business and its subsidiaries available to participate in meetings with prospective investors in a "road show."

          Information.
          -----------


               You hereby represent and covenant that (a) all information (other than the Projections) concerning Borrower, the Acquired Business, their respective subsidiaries, the Transactions and the other transactions contemplated hereby (the "Information") that has been or will be made available to any of the Lenders or UBSW by you or any of your representatives in connection with the transactions contemplated hereby, when taken as a whole, is or will be complete and correct in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to any of the Lenders or UBSW by you or any of your representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and that actual results may differ from the Projections and such differences may be material). You agree to supplement the Information and the Projections from time to time and agree to advise UBSW of all developments materially affecting Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to UBSW or any of the Lenders. You acknowledge that UBS and UBSW may share with any of their affiliates, and such affiliates may share with UBS and UBSW, any information related to Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates (including in each case information relating to creditworthiness) and the transactions contemplated hereby.

          Compensation.
          ------------


               As consideration for the commitments of the Lenders hereunder with respect to the Facilities and the agreement of UBSW to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you jointly and severally agree to pay, or cause to be paid, to UBS
(i) with respect to the Bank Facilities, the fees as set forth in the Bank Term Sheet and the Bank Fee Letter, and (ii) with respect to the Bridge Facility, the fees as set forth in the Bridge Term Sheet and Bridge Fee Letter.

          Conditions.
          ----------


               The commitment of the Lenders hereunder with respect to each of the Facilities and UBSW's agreement to perform the services described herein may be terminated by UBS if (i) the information (taken as a whole) submitted to UBS or UBSW by or on behalf of Sponsor, Borrower, the Acquired Business or any of their respective subsidiaries or affiliates is inaccurate, incomplete or misleading in any material respect; (ii) any change occurs with respect to any information previously provided, or any additional or contrary information is disclosed to or discovered by UBS or UBSW (including, without limitation, information contained in any review or report required to be provided to either UBS or UBSW in connection herewith), which UBS deems to be materially adverse in respect of the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of Borrower, the Acquired Business or AcquisitionCo and its subsidiaries taken as a whole or which UBS deems to be materially adverse with respect to the legal, tax or accounting position of the Acquired Business; (iii) in the judgment of UBS, a material adverse change or material disruption has occurred in the financial, banking or capital markets generally after the date of this Commitment Letter (including, without limitation, the markets for loans to or debt securities issued by companies similar to the Acquired Business), which has had or could reasonably be expected to have a material adverse effect on the syndication of any portion of the Facilities or the marketing of the Notes; or (iv) any condition set forth in either Term Sheet or Annex III attached hereto is not satisfied or any covenant or agreement in this Commitment Letter or either Fee Letter is not complied with or is not waived by us in writing.

          Clear Market.
          ------------


               From the date of acceptance of the offer set forth in this Commitment Letter until our completion of syndication of each of the Facilities (as determined by us and notified in writing to you) and the termination of your obligations under this Commitment Letter, you will ensure that no financing for Borrower, the Acquired Business or any of their respective subsidiaries or affiliates shall be syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the judgment of UBS, a detrimental effect upon the transactions contemplated hereby. In addition, until the repayment in full or conversion (of Initial Loans to Term Loans or Exchange Notes, all as defined in the Bridge Term Sheet) of the Bridge Facility, any efforts to sell or place any debt securities or preferred stock (other than the Equity Financing contemplated hereby) of Borrower, the Acquired Business or any of their respective subsidiaries or holding companies, including marketing and pre-marketing activities, shall be conducted in a manner acceptable to UBS.

          Indemnity.
          ---------


               By your acceptance below, you hereby jointly and severally agree to indemnify and hold harmless each of UBSW, UBS and the other Lenders and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of, result from or in any way relate to this Commitment Letter, the Term Sheets, the Fee Letters, the Facilities or any of the transactions contemplated hereby or the providing or syndication of the Facilities, and to reimburse each Indemnified Person upon its written demand (together with backup documentation supporting such reimbursement request) for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding), other than any of the foregoing of any Indemnified Person to the extent determined by a final judgment of a court of competent jurisdiction to have resulted by reason of the bad faith, gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, you shall indemnify the Indemnified Persons from and against any loss or liability by reason of such settlement or judgment subject to your rights in this paragraph to claim exemption from your indemnity obligations. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding. None of UBSW, UBS or any other Lender (or any of their respective affiliates) shall be responsible or liable to Sponsor, Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any consequential or punitive damages which may be alleged as a result of this Commitment Letter, the Term Sheets, the Fee Letters, the Facilities or the transactions contemplated hereby. In addition, you hereby agree to reimburse each of the Lenders and UBSW from time to time promptly upon written demand (together with backup documentation supporting such reimbursement request) for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS's and UBSW's counsel, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheets, the Fee Letters, the Financing Documentation and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Financing Documentation is executed and delivered or any extensions of credit are made under either of the Facilities.

               To the extent the indemnification provided for in this Commitment Letter is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each of you, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, costs, expenses, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by you, on the one hand, and such Indemnified Person, on the other hand, from this Commitment Letter, the Term Sheets, the Fee Letters, the Facilities or any of the transactions contemplated hereby or the providing or syndication of the Facilities or (ii) if the allocation provided by the preceding clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) above but also the relative fault of you, on the one hand, and such Indemnified Person, on the other hand, in connection with such losses, claims, costs, expenses, damages or liabilities, as well as any other relevant equitable considerations. You agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Commitment Letter, the Indemnified Persons, in the aggregate, shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Indemnified Persons under this Commitment Letter and the applicable Fee Letters exceeds the amount of any damages which the Indemnified Persons have otherwise been required to pay by reason of the losses, claims, costs, expenses, damages or liabilities referred to above. Notwithstanding the provisions of this Commitment Letter, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total compensation received by such Indemnified Person under this Commitment Letter and the applicable Fee Letters exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of the losses, claims, costs, expenses, damages or liabilities referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Confidentiality.
          ---------------


               This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. This Commitment Letter is delivered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheets or the Fee Letters nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and
(ii) to your directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter and the Term Sheets (but not the Fee Letters) may be disclosed to the Acquired Business and its directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby.

          Other Services.
          --------------


               You acknowledge and agree that UBS, UBSW and/or their affiliates may be requested to provide additional services with respect to Sponsor, Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the party thereto, UBS and UBSW (or any such affiliate of UBS and UBSW). Nothing in this Commitment Letter is intended to obligate or commit UBS or UBSW or any of their affiliates to provide any services other than as set out herein.

          Governing Law, Etc.
          ------------------


               This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of the Lenders and UBSW, and any purported assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by UBS, UBSW and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is intended to be for the benefit of the parties hereto (and AcquisitionCo, once formed, provided that AcquisitionCo has joined this Commitment Letter and the Fee Letters pursuant to joinder agreements reasonably satisfactory to UBS and UBSW) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity", each Indemnified Person. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived by the parties hereto. You hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

               Please indicate your acceptance of the terms hereof and of the Term Sheets and the Fee Letters by returning to us executed counterparts of this Commitment Letter and the Fee Letters not later than 12:00 p.m., New York City time, on April 11, 2002. This Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSW to provide the services described herein are also conditioned upon your acceptance hereof and of each Fee Letter, and our receipt of executed counterparts hereof and thereof. Upon the earliest to occur of (A) the execution and delivery of the Financing Documentation by all of the parties thereto, (B) August 31, 2002, if the Financing Documentation shall not have been executed and delivered by all such parties prior to that date, or (C) if earlier than (B), the date of termination of the definitive agreement pertaining to the Acquisition, this Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSW to provide the services described herein shall automatically terminate unless the Lenders and UBSW shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheets and the Fee Letters shall survive termination of this Commitment Letter (or any portion hereof) or the commitments of the Lenders hereunder; provided that upon the execution and delivery of the Financing Documentation, the Acquired Business shall assume all obligations hereunder and Sponsor shall be relieved thereof (other than obligations in respect of the provisions under the heading "Syndication" above, for which Sponsor shall remain jointly and severally liable).

                            [Signature Page Follows]

               UBS and UBSW are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                        Very truly yours,

                                        UBS AG, STAMFORD BRANCH


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        UBS WARBURG LLC


                                        By: ___________________________________
                                            Name:
                                            Title:


                                        By: ____________________________________
                                            Name:
                                            Title:


Accepted and agreed to as of the date first written above:

WHITNEY & CO., LLC


By: ___________________________________
    Name:
    Title:


GOLDEN GATE PRIVATE EQUITY, INC.


By: ____________________________________
    Name:
    Title:

                                                                         ANNEX I
                                                                         -------


                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                    -----------------------------------------

The following is an outline of basic terms and conditions of the proposed financing to be arranged by UBS Warburg LLC. This Summary of Principal Terms and Conditions does not attempt to include all the terms and conditions, but instead provides a structural outline of the subject transaction as proposed by UBS Warburg LLC and UBS AG, Stamford Branch.

                                Bank Facilities(1)
                                ----------------


Borrower:                               A U.S. borrower to be designated by
--------                                AcquisitionCo and reasonably acceptable
                                        to UBS and UBSW ("Borrower").

Arranger:                               UBS Warburg LLC ("UBSW" or the
--------                                "Arranger").

Lenders:                                A syndicate of banks, financial
-------                                 institutions and other entities,
                                        including UBS AG, Stamford Branch,
                                        arranged by the Arranger in consultation with Borrower.

Administrative Agent:                   UBS AG, Stamford Branch (the
--------------------                    "Administrative Agent").

Type and Amount of Facilities:          Term Loan Facility:
-----------------------------           ------------------

                                        Term Loan Facility (the "Term Loan
                                        Facility") in an aggregate principal
                                        amount of $165.0 million (each
                                        individual loan thereunder a "Term Loan" and together the "Term Loans").

                                        Revolving Credit Facility:
                                        -------------------------

                                        A revolving credit facility (the
                                        "Revolving Credit Facility") in an
                                        aggregate principal amount of $25.0
                                        million. The Term Loan Facility and the
                                        Revolving Credit Facility are herein
                                        referred to collectively as the "Bank
                                        Facilities". An amount to be mutually
                                        agreed of the Revolving Credit Facility
                                        will be available as a letter of credit
                                        subfacility. A portion of the Revolving
                                        Credit Facility in an amount to be
                                        mutually agreed shall be made available
                                        as a swingline facility.


_____________________________________
1 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

Available Currencies:                   The Bank Facilities will be available in
--------------------                    U.S. dollars.

Purpose:                                Proceeds of the Term Loan Facility will
-------                                 be used to finance a portion of the
                                        Acquisition, to pay fees and expenses in connection therewith and to provide ongoing working capital requirements of
                                        Borrower and its subsidiaries following
                                        the Closing Date. Proceeds of the
                                        Revolving Credit Facility will be used
                                        to provide ongoing working capital
                                        requirements of Borrower and its
                                        subsidiaries and for general corporate
                                        purposes following the Closing Date.

Closing Date:                           The date of consummation of the
------------                            Acquisition.

Maturity Dates:                         Term Loan Facility: 6 years from the
--------------                          Closing Date.

                                        Revolving Credit Facility: 5 years from
                                        the Closing Date.

Amortization:                           To be mutually determined.
------------

Availability:                           Term Loan Facility:  Upon satisfaction
------------                            or waiver of conditions precedent to
                                        drawing to be specified in the Bank
                                        Documentation, a single drawing may be
                                        made on the Closing Date of the full
                                        amount of the Term Loan Facility.

                                        Revolving Credit Facility: Upon
                                        satisfaction or waiver of conditions
                                        precedent to drawing to be specified in
                                        the Bank Documentation, borrowings may
                                        be made at any time after the Closing
                                        Date to but excluding the Maturity Date
                                        of the Revolving Credit Facility.

Interest:                               At Borrower's option, Base Rate/Prime
--------                                Rate and LIBOR loans, will be available
                                        as follows:

                                        A.  Base Rate/Prime Rate Option
                                            ---------------------------

                                        Interest on U.S. dollar-denominated
                                        borrowings shall be at the Base Rate of
                                        UBS plus the applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears. The Base Rate is defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the prime com-mercial lending rate of UBS, as established from time to time at its Stamford Branch.

                                        Base Rate borrowings shall require one
                                        business day's prior notice and shall be in minimum amounts to be agreed upon.

                                        B.  LIBOR Option
                                            ------------

                                        Interest shall be determined for periods
                                        ("Interest Periods") of one, two, three
                                        or six months (or such other available
                                        period with the consent of all Lenders)
                                        (as selected by Borrower) and shall be
                                        at an annual rate equal to the London
                                        Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by UBS at the start of each Interest Period and shall be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, at three-month intervals, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

                                        LIBOR borrowings shall require three
                                        business days' prior notice and shall be in minimum amounts to be mutually agreed upon. The availability of LIBOR loans during the syndication period shall be limited.

Default Interest:                       At the election of the Requisite
----------------                        Lenders, upon the occurrence and during
                                        the continuance of an event of default,
                                        interest will accrue on any amount of a
                                        loan or other amount payable under the
                                        Bank Facilities at a rate equal to (i)
                                        2.0% per annum in excess of the rate
                                        (including the applicable Interest
                                        Margin), if any, otherwise applicable to such loan or other amount or (ii) if no rate is then applicable to such amount, 2.0% per annum in excess of the Base
                                        Rate plus the applicable Interest
                                        Margin, and will, in each case, be
                                        payable on demand.

Interest Margins:                       The applicable Interest Margin will
----------------                        initially be the basis points set forth
                                        in the following table and thereafter
                                        with respect to the Revolving Credit
                                        Facility will be determined pursuant to
                                        a leverage ratio grid to be determined,
                                        which grid will not be applicable until
                                        the date on which Borrower shall have
                                        delivered financial statements for the
                                        fiscal quarter ending at least six
                                        months after the Closing Date.

                                                       Base
                                                       Rate           LIBOR
                                                       Loans          Loans
                                                       -----          -----

                                        Term Loan      225 basis      325 basis
                                        Facility       points         points

                                        Revolving      225 basis      325 basis
                                        Credit         points         points
                                        Facility

Commitment Fee:                         A Commitment Fee shall accrue on the
--------------                          unused amounts of the commitments under
                                        the Revolving Credit Facility. Such
                                        Commitment Fee will initially be 0.50%
                                        and thereafter will be determined
                                        pursuant to a grid (based on
                                        utilization) to be determined. Accrued
                                        Commitment Fees will be payable
                                        quarterly in arrears (calculated on a
                                        360-day basis) for the account of the
                                        Lenders from the Closing Date.

Mandatory Prepayments:                  An amount equal to (a) 100% of the net
---------------------                   proceeds received from the sale or other
                                        disposition of all or any part of the
                                        assets of Borrower or any of its
                                        subsidiaries after the Closing Date
                                        other than exceptions and a basket to be agreed by the Lenders and Borrower,
                                        (b) 100% of the net proceeds received by Borrower or any of its subsidiaries from the issuance of debt or preferred stock after the Closing Date, other than the Notes or other Qualifying Subordinated
                                        Debt (to be defined in the Bank
                                        Documentation) which refinances
                                        borrowings under the Bridge Facility and other exceptions to be agreed upon by the Lenders and Borrower, (c) a percentage to be determined of the net proceeds received from the issuance of common equity (including, but not limited to, upon the exercise of warrants and options), by Borrower or any of its subsidiaries after the Closing Date, other than any amount thereof which is applied to the repayment of the Bridge Facility,
                                        (d) 100% of all insurance recoveries in
                                        excess of amounts applied within a
                                        period of time to be mutually agreed to
                                        replace or restore any properties in
                                        re-
                                        spect of which such proceeds are paid to Borrower and its subsidiaries, and (e) a percentage to be determined of excess cash flow of Borrower and its subsidiaries (defined in a manner to be agreed upon by UBSW and Borrower).
                                        Percentages of equity proceeds and
                                        excess cash flow required to be applied
                                        to mandatory prepayments as provided
                                        above will be reduced based on leverage
                                        in a manner to be determined.

                                        Mandatory prepayments under clauses (a),
                                        (b), (c), (d) and (e) shall be applied:
                                        first, to prepay Term Loans and, second, to reduce the commitments under the Revolving Credit Facility (and to repay loans thereunder and/or cash collateralize letters of credit, in each case, in an amount equal to the excess of such loans or letters of credit over the commitment thereunder as so reduced).

Optional Prepayments:                   Permitted in whole or in part, with
--------------------                    prior notice, and include accrued and
                                        unpaid interest, subject to limitations
                                        as to minimum amounts of prepayments.

Application of Prepayments:             Mandatory prepayments will be applied to
--------------------------              scheduled amortization on the Term Loan
                                        Facility on a pro rata basis. If the
                                        Term Loan Facility has been repaid in
                                        full, any prepayments made shall be
                                        applied to reduce commitments under the
                                        Revolving Credit Facility and to prepay
                                        loans thereunder if the amount of
                                        outstanding loans exceeds the
                                        commitments. Optional prepayments will
                                        be applied as directed by Borrower,
                                        provided that no amounts are then past
                                        due. There shall be no prepayment
                                        penalties (except LIBOR breakage costs)
                                        for prepayments.

Security:                               The Bank Facilities and any interest
--------                                rate protection facilities or other
                                        hedging facilities to which a Lender or
                                        an affiliate of a Lender is a
                                        counterparty will be secured by
                                        perfected first priority pledges of all
                                        of the stock held by AcquisitionCo, all
                                        of the stock of Borrower and each of its direct and indirect subsidiaries
                                        (provided, however, that no more than
                                        66% of the equity interests of non U.S.
                                        subsidiaries will be required to be
                                        pledged as security if the pledge of a
                                        greater percentage would result in tax
                                        or similar liabilities for Borrower and
                                        its subsidiaries on a consolidated
                                        basis), and perfected first priority
                                        (subject to customary exceptions)
                                        security interests in and liens
                                        on all accounts receivables and
                                        inventory of Borrower and its
                                        subsidiaries and all other real and
                                        personal property and all other tangible and intangible assets, wherever located, now or hereafter owned by Borrower and its subsidiaries, including without limitation all after-acquired property and all rights in any material contracts, with such exceptions as shall be mutually agreed upon by UBSW and Borrower.

Guarantees:                             The Bank Facilities will be fully and
----------                              unconditionally guaranteed on a joint
                                        and several basis by all of the existing and future direct and indirect subsidiaries of Borrower and by
                                        Herbalife International, Inc. and
                                        AcquisitionCo; provided, however, that
                                        non U.S. subsidiaries shall only be
                                        required to deliver guarantees to the
                                        extent such delivery would not result in tax or similar liabilities for Borrower and its subsidiaries on a consolidated basis.

Conditions to Initial Borrowings:       Conditions precedent to initial
--------------------------------        borrowings under the Bank Facilities
                                        will include (without limitation) those
                                        set forth in the Commitment Letter and
                                        Annex III attached thereto.

Conditions to Each Borrowing:           Conditions precedent to each borrowing
----------------------------            or issuance under the Revolving Credit
                                        Facility will be customary for a
                                        transaction of this type and others
                                        determined by UBS to be appropriate,
                                        including, without limitation, (1) the
                                        absence of any continuing default or
                                        event of default, (2) the accuracy in
                                        all material respects of all
                                        representations and warranties and
                                        (3) the absence of a material adverse
                                        change in the condition (financial or
                                        otherwise), business, operations,
                                        assets, liabilities or prospects of
                                        Borrower and its subsidiaries, taken as
                                        a whole.

Representations and Warranties:         Will apply to AcquisitionCo and its
------------------------------          subsidiaries (with qualifications to be
                                        negotiated) and include (without
                                        limitation) representations and
                                        warranties as to: financial statements
                                        (including pro forma financial
                                        statements); absence of undisclosed
                                        liabilities; no material adverse change;
                                        corporate existence; compliance with
                                        law; corporate power and authority;
                                        enforceability of the Bank
                                        Documentation; no conflict with law or
                                        contractual obligations; no material
                                        litigation; no default; ownership of
                                        property; liens; intellectual property;
                                        no burdensome restrictions; taxes;
                                        Federal Reserve regulations; ERISA;

                                        Investment Company Act; subsidiaries;
                                        environmental matters; solvency;
                                        accuracy of disclosure; and creation and perfection of security interests.

Affirmative Covenants:                  Affirmative covenants will apply to
---------------------                   AcquisitionCo and its subsidiaries (with
                                        qualifications to be negotiated) and
                                        will include (without limitation):

                                        Delivery of financial and other
                                        information: certified quarterly and
                                        audited annual financial statements,
                                        monthly management reports, reports to
                                        shareholders, notices of defaults,
                                        litigation and other material events,
                                        budgets and other information
                                        customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to establish an interest rate protection program and/or have fixed rate financing on a percentage and for a period to be mutually determined of the aggregate funded indebtedness of Borrower and its subsidiaries.

Negative Covenants:                     Negative covenants will apply to
------------------                      AcquisitionCo and its subsidiaries (with
                                        qualifications and baskets to be
                                        negotiated) and will include (without
                                        limitation):

                                        1.  Limitation on dispositions of assets
                                            and changes of business and
                                            ownership.

                                        2.  Limitation on mergers and
                                            acquisitions.

                                        3.  Limitations on dividends and other
                                            restricted payments.

                                        4.  Limitation on indebtedness
                                            (including guarantees and other
                                            contingent obligations).

                                        5.  Limitation on loans and investments.

                                        6.  Limitation on liens.

                                        7.  Limitation on transactions with
                                            affiliates (other than payments of
                                            advisory fees and management fees
                                            satisfactory to the Administrative
                                            Agent).

                                        8.  Limitation on sale and leaseback
                                            transactions.

                                        9.  Limitation on operating leases.

                                        10. Certain financial covenants to be
                                            determined (and to be applicable to
                                            Borrower and its consolidated
                                            subsidiaries and holding companies,
                                            as determined by UBS), including,
                                            without limitation, a minimum
                                            interest coverage ratio, a maximum
                                            leverage ratio, a minimum fixed
                                            charge coverage ratio, minimum
                                            levels of EBITDA and maximum capital
                                            expenditures.

                                        11. No modification of material
                                            documents (including, without
                                            limitation, charter documents of
                                            Borrower and its subsidiaries and
                                            all documents relating to the Bridge
                                            Facility, the Notes, if any, and the
                                            Equity Financing) and no change in
                                            accounting policies without the
                                            consent of the Requisite Lenders.

                                        12. No change to fiscal year of Borrower
                                            or any of its subsidiaries.

Events of Default:                      Will include (without limitation) (with
-----------------                       qualifications to be negotiated)
                                        nonpayment, misrepresentation, breach of covenant, cross defaults, loss of lien on collateral, bankruptcy, ERISA, judgments and change of ownership or control (to be defined).

Assignments and Participations:         Each Lender may assign all or a portion
------------------------------          of its loans and commitments under the
                                        Bank Facilities (which shall not be
                                        required to be pro-rata among the Bank
                                        Facilities), or sell participations
                                        therein, to any other Lender, any
                                        eligible assignee (to be defined) or
                                        (with Borrower's consent (which shall
                                        not be unreasonably withheld) so long as there is no existing default or event of default) to any other person or persons, provided that each such assignment shall be in minimum amounts to be agreed upon (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions (including, without limitation, the consent of the
                                        Administrative Agent, which consent
                                        shall not be unreasonably withheld, and
                                        the payment of an administrative fee to
                                        the Administrative Agent) and no
                                        purchaser of a participation shall have
                                        the right to exercise or to cause the
                                        selling Lender to exercise voting rights in respect of the Bank Facilities
                                        (except as to certain basic issues).

Expenses and Indemnification:           All reasonable out-of-pocket expenses
----------------------------            (including but not limited to reasonable
                                        legal fees and expenses and expenses
                                        incurred in connection with due
                                        diligence and travel, courier,
                                        reproduction, printing and delivery
                                        expenses) of the Arranger and the
                                        Administrative Agent associated with the syndication of the Bank Facilities and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the Administrative Agent for workout proceedings, enforcement costs and documentary and stamp taxes associated with the Bank Facilities are to be paid by Borrower.

                                        Borrower will indemnify the Lenders, UBS and UBSW and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the proposed transactions, including but not limited to the Acquisition, the Merger, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bank Facilities; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred by reason of the bad faith, gross negligence or willful misconduct of such person.

                                        Borrower will indemnify the Lenders for
                                        withholding taxes imposed by any
                                        governmental authorities (subject
                                        to customary exclusions). Such
                                        indemnification shall consist of
                                        customary tax gross-up provisions.

Requisite Lenders:                      Lenders holding at least a majority of
-----------------                       total loans and commitments under the
                                        Bank Facilities, with certain customary
                                        modifications or amendments requiring
                                        the consent of Lenders holding a greater percentage (or all) of the total loans and commitments under the Bank
                                        Facilities.

Governing Law and Forum:                The laws of the State of New York. Each
-----------------------                 party to the Bank Documentation will
                                        waive the right to trial by jury and
                                        will consent to jurisdiction of the
                                        state and federal courts located in The
                                        City of New York.

Counsel to UBSW and
the Administrative Agent:               Skadden, Arps, Slate, Meagher & Flom
------------------------                LLP.

                                                                        ANNEX II
                                                                        --------


                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                    -----------------------------------------


The following is an outline of basic terms and conditions of the proposed financing to be arranged by UBS Warburg LLC. This Summary of Principal Terms and Conditions does not attempt to include all the terms and conditions, but instead provides a structural outline of the subject transaction as proposed by UBS Warburg LLC and UBS AG, Stamford Branch.

                                Bridge Facility(1)
                                ---------------


Borrower:                               A U.S. borrower to be designated by
--------                                AcquisitionCo and reasonably acceptable
                                        to UBS and UBSW ("Borrower").

Arranger:                               UBS Warburg LLC ("UBSW" or the
--------                                "Arranger").

Lenders:                                A syndicate of banks, financial
-------                                 institutions and other entities,
                                        including UBS AG, Stamford Branch,
                                        arranged by the Arranger in consultation with Borrower.

Administrative Agent:                   UBS AG, Stamford Branch (the
--------------------                    "Administrative Agent").

Type and Amount of Bridge Facility:     $238.0 million senior subordinated
----------------------------------      unsecured bridge loan facility (subject
                                        to adjustment as set forth below under
                                        "Funded Debt Test") (the "Bridge
                                        Facility").

Funded Debt Test:                       The Lenders' commitments are conditioned
----------------                        upon the ratio of debt for borrowed
                                        money (calculated on a pro forma basis,
                                        after giving effect to the transactions
                                        contemplated hereby (including, without
                                        limitation, taking into account the
                                        funded amount under the Bank Facilities, the full amount of the Bridge Facility, any Holdco Securities (as defined in the Bridge Fee Letter) and any other indebtedness for borrowed money) of
                                        Holdco and its subsidiaries to EBITDA
                                        (with EBITDA based on underlying GAAP
                                        data, with adjustments


____________________________________
1 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

                                        acceptable to UBS and UBSW (it being
                                        acknowledged that the adjustments for
                                        the 2001 fiscal year that resulted in a
                                        period EBITDA of $101.0 million are
                                        acceptable to UBS and UBSW)) of Holdco
                                        and its subsidiaries computed for the
                                        twelve-month period ended March 31, 2002 not exceeding 3.36:1.00 (the "Funded Debt Test"). In the event that the Funded Debt Test is not satisfied, the amount of the Equity Financing must increase by an amount necessary to satisfy the Funded Debt Test (and the Bridge Facility shall be decreased as determined by UBS).

Available Currencies:                   The Bridge Facility will be denominated
--------------------                    in U.S. dollars.

Purpose:                                Proceeds of borrowings under the Bridge
-------                                 Facility (the "Initial Loans") will be
                                        used to finance a portion of the
                                        Acquisition and the Refinancing and to
                                        pay fees and expenses in connection
                                        therewith.

Closing Date:                           The date of consummation of the
------------                            Acquisition.

Maturity/Exchange:                      All the Initial Loans will mature on the
-----------------                       date that is one year following the
                                        Closing Date (the "Maturity Date"). If
                                        any Initial Loan has not been previously repaid in full on or prior to the Maturity Date, subject to the conditions outlined below under "Conditions to
                                        Conversion of the Initial Loans," such
                                        Initial Loan shall be converted into a
                                        term loan (each, a "Term Loan", and
                                        together with the Initial Loans, the
                                        "Loans") maturing on the eighth
                                        anniversary of the Closing Date (the
                                        "Final Maturity Date"). The Lenders in
                                        respect of the Initial Loans and the
                                        Term Loans will have the option (i) in
                                        the case of Initial Loans, at the
                                        Maturity Date or (ii) in the case of
                                        Term Loans, at any time or from time to
                                        time, to receive notes (the "Exchange
                                        Notes") in exchange for such Initial
                                        Loans or Term Loans having the terms set forth in the term sheet attached hereto as Exhibit A.

Availability:                           Upon satisfaction or waiver in writing
------------                            of conditions precedent to drawing to be
                                        specified
                                        in the Bridge Documentation, a single
                                        drawing may be made on the Closing Date
                                        of the full amount of the Bridge
                                        Facility.

Interest:                               Prior to the Maturity Date, the Initial
--------                                Loans will accrue interest at a rate per
                                        annum equal to the three-month London
                                        Interbank Offered Rate ("LIBOR") as
                                        determined by UBS for a corresponding
                                        deposit amount (adjusted quarterly) plus a spread (the "Spread"). The Spread will initially be 1000 basis points. If the Initial Loans are not repaid in whole within three months following the
                                        Closing Date, the Spread will increase
                                        by 50 basis points at the end of such
                                        three-month period and shall increase by an additional 50 basis points at the end of each three-month period thereafter.
                                        LIBOR will be adjusted for maximum
                                        statutory reserve requirements (if any).

                                        Interest on the Initial Loans will be
                                        payable in arrears at the end of each
                                        three-month period and at the Maturity
                                        Date. Interest on the Initial Loans
                                        shall not exceed 16.0% per annum. To the extent the interest payable on the Initial Loans exceeds 14.0% per annum, Borrower may, at its option, cause such excess interest to be added to the principal amount of the Initial Loans.

                                        Following the Maturity Date, all
                                        outstanding Term Loans will accrue
                                        interest at the rate provided for in the Exchange Notes in Exhibit A hereto, subject to the absolute and cash caps applicable to the Exchange Notes and excluding the option to elect to have interest accrue at a fixed rate.

                                        Calculation of interest shall be on the
                                        basis of actual days elapsed in a year
                                        of 360 days.

Default Interest:                       At the election of the Requisite
----------------                        Lenders, upon the occurrence and during
                                        the continuance of an event of default,
                                        interest will accrue on any amount of a
                                        loan or other amount payable under the
                                        Bridge Facility at a rate equal to (i)
                                        2.0% per annum in excess of the rate
                                        (including the

                                        Spread), if any, otherwise applicable to such loan or other amount or (ii) if no rate is then applicable to such amount, 2.0% per annum in excess of the Base Rate plus the Spread, and will, in each case, be payable in cash on demand.

                                        The Base Rate is defined as the higher
                                        of the Federal Funds Rate, as published
                                        by the Federal Reserve Bank of New York, plus 1/2 of 1% and the prime commercial lending rate of UBS, as established from time to time at its Stamford Branch.

Mandatory Redemption:                   Borrower will be required to prepay
--------------------                    Initial Loans (and, if issued, Exchange
                                        Notes and Term Loans, to the extent
                                        required by the terms of such Exchange
                                        Notes or Term Loans, as applicable) on a pro rata basis, at par plus accrued and unpaid interest and breakage costs, from the net proceeds from the incurrence of any debt or the issuance of any equity or any asset sales, subject to (i) exceptions to be agreed and (ii) any requirements in the Bank Facilities.

Optional Prepayments:                   The Initial Loans and the Term Loans may
--------------------                    be prepaid, in whole or in part, at the
                                        option of Borrower, at any time with
                                        prior notice, at par plus accrued and
                                        unpaid interest and breakage costs.

Guarantees:                             Guaranteed on a senior subordinated
----------                              basis by Herbalife International, Inc.,
                                        AcquisitionCo and each of Borrower's
                                        subsidiaries that guarantee the Bank
                                        Facilities.

Security:                               None.
--------

Ranking:                                Subordinated to the Bank Facilities;
-------                                 pari passu with or senior to all other
                                        obligations of Borrower and the
                                        guarantors.

Conditions to Borrowing:                Conditions precedent to borrowing under
-----------------------                 the Bridge Facility will include
                                        (without limitation) those set forth in
                                        the Commitment Letter and Annex III
                                        attached thereto.

Representations and Warranties:         Will apply to AcquisitionCo and its
------------------------------          subsidiaries (with qualifications to be
                                        negotiated) and will include (without
                                        limitation) representations and
                                        warranties as to: financial statements
                                        (including pro forma financial
                                        statements); absence of undisclosed
                                        liabilities; no material adverse change;
                                        corporate existence; compliance with
                                        law; corporate power and authority;
                                        enforceability of the Bridge
                                        Documentation; no conflict with law or
                                        contractual obligations; no material
                                        litigation; no default; ownership of
                                        property; liens; intellectual property;
                                        no burdensome restrictions; taxes;
                                        Federal Reserve regulations; ERISA;
                                        Investment Company Act; subsidiaries;
                                        environmental matters; solvency; and
                                        accuracy of disclosure.

Affirmative Covenants:                  Affirmative covenants will apply to
---------------------                   AcquisitionCo and its subsidiaries (with
                                        qualifications to be negotiated) and
                                        will include (without limitation):

                                        Delivery of financial and other
                                        information: certified monthly and
                                        quarterly and audited annual financial
                                        statements, monthly management reports,
                                        reports to shareholders, notices of
                                        defaults, litigation and other material
                                        events, budgets and other information
                                        customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; further assurances; and agreement to establish an interest rate protection program and/or have fixed rate financing on a percentage and for a period of time to be mutually determined of the aggregate funded indebtedness of Borrower and its subsidiaries.

Negative Covenants:                     Negative covenants will apply to
------------------                      AcquisitionCo and its subsidiaries (with
                                        qualifications and baskets to be
                                        negotiated) and will include (without
                                        limitation):

                                        1.  Limitation on dispositions of assets
                                            and changes of business and
                                            ownership.

                                        2.  Limitation on mergers and
                                            acquisitions.

                                        3.  Limitations on dividends and other
                                            restricted payments.

                                        4.  Limitation on indebtedness
                                            (including guarantees and other
                                            contingent obligations).

                                        5.  Limitation on loans and investments.

                                        6.  Limitation on liens.

                                        7.  Limitation on transactions with
                                            affiliates (other than payments of
                                            advisory fees and management fees
                                            satisfactory to the Administrative
                                            Agent).

                                        8.  Limitation of sale and leaseback
                                            transactions.

                                        9.  Limitation on operating leases.

                                        10. Certain financial covenants to be
                                            determined (and to be applicable to
                                            Borrower and its consolidated
                                            subsidiaries and holding companies,
                                            as determined by UBS), including,
                                            without limitation, a minimum
                                            interest coverage ratio, a maximum
                                            leverage ratio, a minimum fixed
                                            charge coverage ratio, minimum
                                            levels of EBITDA and maximum capital
                                            expenditures.

                                        11. No modification of material
                                            documents (including, without
                                            limitation, charter documents of
                                            Borrower and its
                                            subsidiaries and all documents
                                            relating to the Bank Facilities and
                                            the Equity Financing) and no change
                                            in accounting policies without the
                                            consent of the Requisite Lenders.

                                        12. No change to fiscal year of Borrower
                                            or any of its subsidiaries.

Refinancing of Initial Loans:           Borrower shall undertake to use its best
----------------------------            efforts to (i) prepare an offering
                                        memorandum for a private placement
                                        through resale pursuant to Rule 144A or
                                        (ii) file a registration statement under the Securities Act with respect to debt and/or preferred equity securities (in each case, the "Offering") to refinance in full the Initial Loans and to consummate such Offering as soon as practicable thereafter in an amount sufficient to refinance the Initial
                                        Loans. Such Offering shall be on such
                                        terms and conditions (including without
                                        limitation covenants, events of default, guarantees, interest and/or dividend rates, yield and redemption prices and dates and a maturity date no earlier than six months after the latest maturity of the Bank Facilities) as the financial institutions engaged pursuant to the Engagement Letter (the "Take-out
                                        Banks") may in their reasonable judgment determine to be appropriate in light of prevailing circumstances and market conditions and the financial condition and prospects of Borrower and its subsidiaries at the time of sale and containing such other customary terms as determined by the Take-out Banks, subject to the limitations set forth in the Bridge Fee Letter. If any securities are issued in a transaction not registered under the Securities Act, all such securities shall be entitled to the benefit of a registration rights agreement to be entered into by Borrower and any other obligor in respect of indebtedness being refinanced in customary form reasonably acceptable to the Take-out Banks (which shall include provisions for a customary registered exchange offer with respect to any such securities).

                                        Borrower shall undertake to (i)
                                        cooperate with the Take-out Banks to
                                        refinance in full the Initial Loans,
                                        (ii) assist the Take-out Banks in
                                        connection with the marketing of the
                                        Offering (including promptly providing
                                        to the Take-out Banks any information
                                        reasonably requested to effect the issue and sale of the Offering and making available senior management of Borrower for investor meetings), and (iii) cooperate with the Take-out Banks in the timely preparation of any registration statement or private placement memorandum relating to the Offering and other marketing materials to be used in connection with the syndication of the Initial Loans.

Events of Default:                      Will include (without limitation) (with
-----------------                       qualifications to be negotiated)
                                        nonpayment, breach of covenants or
                                        representations, cross payment default
                                        and cross acceleration, bankruptcy,
                                        ERISA, judgments and change of ownership or control (to be defined).

Conditions to                           On the Maturity Date, unless
Conversion of Initial Loans:            (i) Borrower or any significant
---------------------------             subsidiary thereof is subject to a
                                        bankruptcy or other insolvency
                                        proceeding, (ii) there exists a matured
                                        default with respect to the Initial
                                        Loans or (iii) there exists a default in the payment when due at final maturity of any indebtedness of Borrower or any of its subsidiaries, or the maturity of such indebtedness shall have been accelerated, the Initial Loans shall automatically be converted into Term
                                        Loans (subject to the Lenders' rights to convert Initial Loans into Exchange
                                        Notes as set forth in Exhibit A hereto).

Assignments and Participations:         Each Lender may assign all or a portion
------------------------------          of its Loans under the Bridge Facility,
                                        or sell participations therein, to
                                        another person or persons and may assign all or a portion of its commitments under the Bridge Facility, or sell participations therein, to any eligible assignee (to be defined), provided that each such assignment shall be in minimum amounts to be agreed upon

                                        (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions
                                        (including, without limitation, the
                                        consent of the Administrative Agent,
                                        which consent shall not be unreasonably
                                        withheld, and the payment of an
                                        administrative fee to the Administrative
                                        Agent) and no purchaser of a
                                        participation shall have the right to
                                        exercise or to cause the selling Lender
                                        to exercise voting rights in respect of
                                        the Bridge Facility (except as to
                                        certain basic issues).

Expenses and Indemnification:           All reasonable out-of-pocket expenses
----------------------------            (including but not limited to reasonable
                                        legal fees and expenses and expenses
                                        incurred in connection with due
                                        diligence and travel, courier,
                                        reproduction, printing and delivery
                                        expenses) of the Arranger and the
                                        Administrative Agent associated with the syndication of the Bridge Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the administrative agent for the Bridge
                                        Facility for workout proceedings,
                                        enforcement costs and documentary and
                                        stamp taxes associated with the Bridge
                                        Facility are to be paid by Borrower.

                                        Borrower will indemnify the Lenders, UBS and UBSW and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the proposed transactions, including but not limited to the Acquisition, the Merger, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bridge Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred by reason of the bad faith, gross negligence or willful misconduct of such person.

                                        Borrower will indemnify the Lenders for
                                        withholding taxes imposed by any
                                        governmental authorities (subject to
                                        customary exceptions). Such
                                        indemnification shall consist of
                                        customary tax gross-up provisions.

Requisite Lenders:                      Lenders holding at least a majority of
-----------------                       total Loans and commitments under the
                                        Bridge Facility, with certain customary
                                        modifications or amendments requiring
                                        the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge
                                        Facility.

Governing Law and Forum:                The laws of the State of New York. Each
-----------------------                 party to the Bridge Documentation will
                                        waive the right to trial by jury and
                                        will consent to jurisdiction of the
                                        state and federal courts located in The
                                        City of New York.

Counsel to UBSW and
the Administrative Agent:               Skadden, Arps, Slate, Meagher & Flom
------------------------                LLP.

                                                                    Exhibit A to
                                                                        ANNEX II
                                                                    ------------


                    Summary of Principal Terms and Conditions
                    -----------------------------------------
                                of Exchange Notes
                                -----------------


               Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facility to which this Exhibit A is attached.

Issuer:                                 Borrower will issue Exchange Notes under
------                                  an indenture which complies with the
                                        Trust Indenture Act (the "Indenture").
                                        Borrower in its capacity as issuer of
                                        the Exchange Notes is referred to as the "Issuer."

Guarantors:                             Same as Initial Loans.
----------

Principal Amount:                       The Exchange Notes will be available
----------------                        only in exchange for the Initial Loans
                                        (at the Maturity Date) or the Term Loans
                                        (at any time). The principal amount of
                                        any Exchange Note will equal 100% of the aggregate principal amount of the
                                        Initial Loans or the Term Loans for
                                        which it is exchanged.

Maturity:                               The Exchange Notes will mature on the
--------                                eighth anniversary of the Closing Date.

Interest Rate:                          The Exchange Notes will bear interest at
-------------                           a rate equal to the Initial Rate (as
                                        defined below) plus the Exchange Spread
                                        (as defined below). Notwithstanding the
                                        foregoing, the interest rate in effect
                                        at any time shall not exceed 16.0% per
                                        annum. To the extent the interest
                                        payable on any Exchange Note exceeds a
                                        rate of 14.0% per annum, the Issuer may, at its option, cause such excess interest to be paid by issuing additional Exchange Notes in a principal amount equal to such excess portion of interest. The "Initial Rate" shall be equal to the interest rate applicable to the Initial Loans and in effect on the Maturity Date. "Exchange Spread" shall mean 0 basis points during the 3 month period commencing on the Maturity Date and shall increase by 50 basis points at the beginning of each subsequent 3 month period.

                                        Any holder of Exchange Notes may, at its option, elect to have all or part of its

                                        Exchange Notes accrue at a fixed
                                        interest rate equal to the interest rate in effect at the time of the election (subject to minimum thresholds to be mutually agreed).

                                        Calculation of interest shall be on the
                                        basis of the actual number of days
                                        elapsed in a year of twelve 30-day
                                        months.

Default Interest:                       In the event of a payment default on the
----------------                        Exchange Notes, interest on the Exchange
                                        Notes will accrue at a rate of 2.0% per
                                        annum in excess of the rate otherwise
                                        applicable to such Exchange Notes, and
                                        will be payable in cash in accordance
                                        with the provisions described above
                                        under the heading "Interest."

Ranking:                                Same as Initial Loans.
-------

Mandatory Offer to Purchase:            The Issuer will be required to offer to
---------------------------             purchase the Exchange Notes upon a
                                        Change of Control (to be defined in the
                                        Indenture) at 101% of the principal
                                        amount thereof plus accrued interest to
                                        the date of purchase.

Optional Redemption:                    Redemption of Exchange Notes will be
-------------------                     subject to restrictions and premiums
                                        typical for high-yield debt securities.

Registration Rights:                    The Issuer will be required to:
-------------------
                                        o   within 90 days after the initial
                                            issuance of the Exchange Notes (the
                                            "Issue Date"), file a registration
                                            statement for an offer to exchange
                                            the Exchange Notes for publicly
                                            registered notes with identical
                                            terms (except with respect to
                                            restrictions on transfer);

                                        o   use its reasonable best efforts to
                                            cause the registration statement to
                                            become effective under the
                                            Securities Act within 180 days after
                                            the Issue Date;

                                        o   complete the exchange offer within
                                            30 days after the date the
                                            registration statement becomes
                                            effective; and

                                        o   file a shelf registration statement
                                            for the resale of the Exchange Notes
                                            if it cannot complete an exchange
                                            offer within those time periods
                                            listed above and in certain other
                                            circumstances.

                                        If the Issuer does not comply with these obligations, it will be required to pay liquidated damages to the holders of the Exchange Notes.

                                        In addition, unless and until the Issuer has consummated the exchange offer and, if required, caused the shelf registration statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" the Exchange Notes in the registration of any debt securities (subject to customary scale-back provisions) that are registered by the Issuer (other than on a Form S-4) unless all the Exchange Notes and Term Loans will be redeemed or repaid from the proceeds of such securities.

Right to Transfer Exchange Notes:       The holders of the Exchange Notes shall
--------------------------------        have the absolute and unconditional
                                        right to transfer such Exchange Notes in compliance with applicable law to any third parties.

Covenants:                              Those typical for an indenture governing
---------                               a high-yield note issue of a new issuer.

Events of Default:                      Those typical for an indenture governing
-----------------                       a high-yield note issue of a new issuer.

Governing Law:                          The laws of the State of New York.
-------------

                                                                       ANNEX III
                                                                       ---------


                      CONDITIONS TO CLOSING AND DRAWDOWN(1)
                      -------------------------------------

               The commitment of the Lenders under the Commitment Letter with respect to each of the Facilities, UBS's and UBSW's agreements to perform the services described in the Commitment Letter, the consummation of the Transactions and the funding are subject to satisfaction of each of the following conditions precedent:

          (a) The negotiation, execution and delivery of the Bank Documentation, the Bridge Documentation and the documentation relating to the Equity Financing and the Notes Offering, including schedules, exhibits and ancillary documentation and related guarantees, security documentation, legal and solvency opinions and other support documentation, all in form and substance reasonably satisfactory to UBS and the other Lenders. The Equity Financing shall be in an amount equal to at least $176.0 million plus an amount, if any, necessary to satisfy the Funded Debt Test (as defined in the Bridge Term Sheet).

          (b) The Lenders shall have reviewed, and be reasonably satisfied with, the final terms and conditions and the documentation relating to the Acquisition and the Merger (the "Acquisition Documents") and the Refinancing and any amendments or other modifications thereto, and the ownership, corporate, legal, tax, management and capital structure of Borrower and its subsidiaries (after giving effect to the Transactions) and any options, indemnities, warrants and other securities issued in connection therewith (it being acknowledged that the merger agreement draft dated April 8, 2002, version 4, is satisfactory to the Lenders; it being further acknowledged that neither a disclosure schedule nor exhibits to the merger agreement has been approved by the Lenders). The Transactions shall be consummated concurrently with the initial funding of the Facilities in accordance with the Acquisition Documents without waiver or amendment thereof unless consented to by the Lenders.

          (c) The Lenders shall have received, reviewed, and be reasonably satisfied with, (i) the unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Business for each fiscal quarter of the fiscal year in which the Closing Date occurs ended prior to 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year, (ii) the pro forma consolidated balance sheets and statements of income and cash flows for Borrower and the Acquired Business, as well as the pro forma levels of EBITDA and other operating data, for the fiscal year ended December 31, 2001 and each fiscal quarter of the fiscal year in which the Closing Date occurs ended prior to 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year, after giving effect to the transactions contemplated hereby, and
(iii) final forecasts of the financial performance of Borrower, the Acquired Business and their subsidiaries. The financial statements referred to in clause
(ii) of the immediately preceding sentence shall be consistent in all material respects with the sources and uses described in Annex IV to the Commitment Letter (the "Sources and Uses") and the forecasts provided to the Lenders and any cost savings shall be included in such financial statements prepared in accordance with GAAP only to the extent permitted to be included in pro forma financial statements set forth in a registration statement filed with the Securities and Exchange Commission.


__________________________________
1 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex III is attached.

          (d) The Sources and Uses and the assumptions relating thereto shall be as set forth in Annex IV to the Commitment Letter (other than any increase in the amount of the Equity Financing and related decrease in the amount of the Notes Offering, Bridge Facility and/or Holdco Securities required to satisfy the Funded Debt Test), and after giving effect to the transactions contemplated hereby, none of Borrower, the Acquired Business, AcquisitionCo or any of their respective subsidiaries shall have outstanding any indebtedness or preferred stock other than the Equity Financing and indebtedness under the Bank Facilities, the Notes or the Bridge Facility, and other indebtedness disclosed to and approved by the Administrative Agent.

          (e) The Lenders shall have received satisfactory evidence of compliance with all applicable foreign and U.S. federal, state and local laws and regulations, including, without limitation, all applicable environmental laws and regulations and Regulations T, U and X of the Board of Governors of the Federal Reserve System, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Acquired Business and its subsidiaries, taken as a whole; and that all material governmental and third party approvals in connection with the execution, delivery and performance of the Facilities, the Acquisition and the Merger have been obtained and remain in effect.

          (f) (A) No litigation by any entity (private or governmental) shall be pending or threatened with respect to any of the Facilities or the other financing arrangements for the Transactions and (B) no litigation (including with respect to the Acquisition or the Merger) shall be commenced by any entity (private or governmental), and no adverse development shall occur with respect to any existing litigation, which, in either case, the Lenders shall reasonably determine could have a material adverse effect on the condition (financial and other), business, operations, assets, liabilities or prospects of Borrower, the Acquired Business and their respective subsidiaries, taken as a whole, or the transactions contemplated hereby, including the financing therefor.

          (g) All reasonable costs, fees, expenses (including, without limitation, reasonable legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation payable to the Lenders, the Bridge Lenders, UBSW or UBS shall have been paid to the extent due.

          (h) The Investment Bank referred to in the Bridge Fee Letter shall have marketed the Notes for such a period as is customary to complete the sale of securities such as the Notes, but in any event not less than 15 business days unless a shorter period is acceptable to the Investment Bank.

                                                                        ANNEX IV
                                                                        --------


                          SOURCES AND USES OF FUNDS(2)
                          ----------------------------
                                  (in millions)
                          (all figures are approximate)


Estimated Sources and Uses
(Dollars in Millions)

-------------------------------------------------------------------------------------
            Sources                                          Uses
-------------------------------------------------------------------------------------

Bridge Facility/Notes              $238.0     Merger/Acquisition             $675.7
Term Loan Facility                 $165.0     Refinancing                    $10.6
Equity Financing                   $176.0     Fees and Expenses              $66.7
Existing Cash Balances             $174.0


Total                              $753.0     Total                          $753.0
-------------------------------------------------------------------------------------











__________________________________
2 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex IV is attached.